UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 30, 2014

GREEN EARTH TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-53797	26-0755102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1136 Celebration Blvd., Celebration, FL 34747
 (Address of principal executive office) (Zip Code)

(877) 438-4761
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 (c) Effective April 30, 2014, Walter Raquet was appointed as the Interim Chief Executive Officer of Green Earth Technologies, Inc., a Delaware corporation (the “Company”).  Mr. Raquet agreed to serve as the Company’s Chief Executive Officer for the token annual salary of $1.00 per year.

The principal occupation and brief summary of Mr. Raquet’s background is as follows:

Walter Raquet, age 69, has been a director of the Company and a member of the Audit Committee since June 2012.  Mr. Raquet currently serves as the Chairman of Bolton LLC, an investment management company, and as a member of the board of directors of Liquid Holdings Group, LLC (Nasdaq: LIQD).  He served as the Chairman of WR Platform Advisors LP, a technology platform and service provider of managed accounts for hedge fund investments, from 2004 to 2011.  Mr. Raquet was also a co-founder of Knight Securitiesand served as Knight’s Chief Operating Officer from its inception in 1995 until 2000 and as its Executive Vice President from 1998 through 2002.  He also served as a member of Knight’s board of directors from 1995 through 2002.  Prior to founding Knight, Mr. Raquet was a Senior Vice President with Spear, Leeds & Kellogg/Troster Singer and a Partner at Herzog Heine & Geduld, Inc., where he directed the firm's technology and marketing efforts.  In addition, Mr. Raquet was Corporate Controller for PaineWebber Incorporated, Executive Vice President of Cantor Fitzgerald and Controller for Weeden & Co.  Mr. Raquet is a certified public accountant and practiced at the accounting firm of Price Waterhouse.  Mr. Raquet received a B.S. degree in Accounting from New York University.

Since the beginning of June 30, 2012 fiscal year, we sold 6.0% Secured Convertible Debentures (the “Debentures”) in the aggregate principal of $2,725,000 to Mr. Raquet and an affiliate of Mr. Raquet.  The Debentures are due and payable on December 31, 2014 and March 31, 2016 in the amount of $1,250,000 and $1,475,000, respectively, and accrue interest at a rate of 6.0% per annum which is paid in cash or shares of common stock, at our sole discretion.  As of May 7, 2014, an aggregate of $454,000 in interest was paid on the Debentures.

Mr. Raquet does not have any existing family relationship with any director or executive officer of the Company.

Item 8.01.	Other Events.

On May 7, 2014, the Company issued the press release attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated May 7, 2014.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 7, 2014

GREEN EARTH TECHNOLOGIES, INC.

By:	/s/ Greg Adams
Greg Adams
Chief Operating Officer and Chief Financial Officer